Exhibit 10.78

                                 SOMATOGEN, INC.

                              AMENDED AND RESTATED
                      NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

                              ADOPTED JULY 13, 1993
                        AMENDED AND RESTATED JULY 22, 1997

1.       Purpose.

         The Somatogen, Inc. Amended and Restated Nonemployee Director Stock Option Plan (the "Plan") provides for the grant of Stock Options to Nonemployee Directors of Somatogen, Inc. (the "Company") in order to advance the interests of the Company through the motivation, attraction and retention of its Nonemployee Directors. This Plan is amended and restated to increase the number of shares reserved for issuance, to conform to the provisions of Rule 16b-3 under the Securities Exchange Act of 1934 and to permit Nonemployee Directors to exchange their directors' fees for discounted stock options.

2.       NON-STATUTORY STOCK OPTIONS.

         The Stock Options granted under the Plan shall be nonstatutory stock options ("NSOs") which are intended to be options that do not qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

3.       ADMINISTRATION.

         3.1 Committee. The Plan shall be administered by the Board of Directors of the Company (the "Board") or by a committee of two or more directors (the "Committee") if the Board delegates administration of the Plan to the Committee. The Committee or the Board, as the case may be, shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and any Stock Option granted thereunder, and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of the Code or in order to conform to any regulation or to any change in any law or regulation applicable thereto. The Board of Directors may reserve to itself any of the authority granted to the Committee as set forth herein, and it may perform and discharge all of the functions and responsibilities of the Committee at any time that a duly constituted Committee is not appointed and serving. All references in this Plan to the "Committee" shall be deemed to refer to the Board of Directors whenever the Board is discharging the powers and responsibilities of the Committee.

         3.2 Actions of Committee. All actions taken and all interpretations and determinations made by the Committee in good faith (including determinations of Fair Market Value) shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, and all members of the Committee shall, in addition to their rights as directors, be fully protected by the Company with respect to any such action, determination or interpretation.

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4.       DEFINITIONS.

         4.1 "Change in Control." A Change in Control occurs if (i) any person (as such term is used in Sections 23(d) and 14(d)(2) of the Securities and Exchange Act of 1934 (the "Exchange Act")), other than the Corporation, is or becomes the beneficial owner (as defined in Rule 13D-3 under the Exchange Act), directly or indirectly, of 50% or more of the combined voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (calculated as provided in Rule 13d-3(d) under the Exchange Act in the case of rights to acquire capital stock), whether by means of a tender offer or exchange offer, Transaction or otherwise; or (ii) the Board or the stockholders of the Corporation approve a Transaction. A "Transaction" is: (a) any consolidation or merger of the Corporation other than a merger solely to effect a reincorporation or a merger of the Corporation as to which stockholder approval is not required pursuant to Sections 251(f) or 253 of the Delaware General Corporation Law; or (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of 50% or more of the assets of the Corporation; or (c) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation.

         4.2 "Common Stock." A share of Common Stock means a share of authorized by unissued or reacquired Common Stock (par value $.001 per share) of the Company.

         4.3 "Fair Market Value." Fair Market Value means, as of any date, the value of the Common Stock of the Company determined as follows:

                  i. If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market System or the Nasdaq SmallCap Market, the fair market value of a share of Common Stock shall be the closing sales price for such Common Stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Company's Common Stock in the event that the Company's Common Stock is traded on more than one such exchange or market) on the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

                  ii. In the absence of such markets for the Common Stock, the fair market value shall be determined in good faith by the Board. The Fair Market Value of a share of Common Stock on any date shall be the officially quoted closing sale price on the Nasdaq National Market on the date in question or, in the absence of such markets for the Common Stock, the fair market value shall be determined in good faith by the Board.

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         4.4 "Nonemployee  Director." A Nonemployee  Director is a Member of the
Board of Directors of the Company who is not also an employee of the Company.

         4.5 "Participant." A Participant is a Nonemployee Director to whom a Stock Option is granted.

         4.6 "Stock Option." A Stock Option is the right granted under the Plan to a Nonemployee Director to purchase, at such time or times and at such price or prices ("Option Price") as are determined pursuant to the Plan, the number of shares of Common Stock determined pursuant to the Plan.

5.       AUTOMATIC STOCK OPTION GRANTS

         5.1 Initial Grant. On the date of election as a Director, each Nonemployee Director shall be granted a Stock Option to Purchase 15,000 shares of common stock (subject to adjustment pursuant to Section 7.2 hereof). Any
Nonemployee Director who is prohibited by a policy of his/her employer from receiving stock options under the Plan will not be eligible to receive stock options under this Plan.

         5.2 Annual Grant. Options were granted under this Plan prior to the date of the Annual Meeting of Stockholders in 1997 under the terms of the Plan in effect prior to this amendment and restatement. No automatic annual grants shall be made under this Plan at the Annual Meeting of Stockholders in 1997.

         At each Annual Meeting of Stockholders commencing in 1998, each Nonemployee Director who serves as a Director at such meeting shall be granted a Stock Option to purchase a number of shares of Common Stock determined by multiplying 7,500 by a fraction, the numerator of which is $20.00, and the denominator of which is the Fair Market Value of one share of Common Stock on such date. The number of shares subject to each annual Stock Option grant will not exceed 15,000 and will not be less than 7,500. The foregoing share numbers and $20.00 figure will be proportionately adjusted to reflect the occurrence of any of the events referred to in Section 7.2.

         Notwithstanding the foregoing, if the number of shares remaining available for grant of Stock Options hereunder on the date of any Annual Meeting of Stockholders is not sufficient to cover the foregoing number of shares, the available shares shall be allocated ratably among the Nonemployee Directors eligible and receive a Stock Option on such date. Any Nonemployee Director who is prohibited by a policy of his or her employer from receiving Stock Options under this Plan will not be eligible to receive Stock Options under the Plan.

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         5.3 Price.  The purchase price per share of Common Stock for the shares to be purchased pursuant to the exercise of any Stock Option shall be 100% of the Fair Market Value of a share of Common Stock on the date on which the Nonemployee Director is granted the Stock Option.

         5.4 Other Terms. Except for the limitations set forth in Sections 5.1 and 5.2, the terms and provisions of Stock Options shall be as determined from time to time by the Committee, and each Stock Option issued may contain terms and provisions different from other Stock Options granted to the same or other Stock Option recipients. Each Stock Option shall be evidenced by a written agreement ("Option Agreement") containing such terms and provisions as the Committee may determine, subject to the provisions of the Plan.

         5.5 Time of Exercise. Stock Options shall vest in equal quarterly installments over a period of three years from grant and shall expire, to the extent not exercised, six years after the date of grant. Stock Options granted under the Plan, including those granted prior to this amendment and restatement of the Plan, shall be fully vested and exercisable immediately prior to the consummation of a Change in Control.

         5.6 Six-Month Holding Period. The shares of Common Stock issued upon the exercise of a Stock Option may not be sold or otherwise disposed of within six months after the date of grant of the Stock Option.

         5.7 Termination of Director Status Before Exercise. If a Participant's term as a director for the Company shall terminate for any reason other than the Participant's death or disability, any Stock Option then held by the Participant, to the extent then exercisable under the applicable Option Agreement(s), shall remain exercisable after the termination of his director status for a period of three months (but in no event beyond six years from the date of grant of the Stock Option). If the Participant's director status is terminated because the Participant dies or is disabled within the meaning of
Section 22(e)(3) of the Code, any Stock Option then held by the Participant, to the extent then exercisable under the applicable Option Agreement(s), shall remain exercisable after the termination of his employment for a period of twelve months (but in no event beyond six years from the date of grant of the Stock Option). If the Stock Option is not exercised during the applicable period, it shall be deemed to have been forfeited and of no further force or effect.

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6.       DEFERRED DIRECTOR FEE GRANTS.

         6.1 Deferral of Directors' Fees. Each Nonemployee Director may elect to apply all or any portion of the meeting fees otherwise payable in cash for his or her service on the Board or a committee of the Board ("Directors' Fees") to the acquisition of a Stock Option pursuant to the terms of this Section 6 (a "Deferred Fee Option"). Such election must be filed with the Corporation's Chief Financial Officer prior to the effective date of the Plan for the Nonemployee Director to be granted a Deferred Fee Option on the effective date of this amendment and restatement, and before the Annual Meeting of Stockholders for the Nonemployee Director to receive a Deferred Fee Option as of the date of each such Annual Meeting of Stockholders. The deferral election shall be irrevocable until the Annual Meeting of Stockholders following the Deferred Fee Option grant date. Each Nonemployee Director who files such a timely election shall automatically be granted an option under this Section 6 on the effective date of this amendment and restatement of the Plan or the date of the Annual Meeting of Stockholders following the submission of the election.

         Notwithstanding the foregoing, if the number of shares remaining available for grant of Stock Options under the Plan is not sufficient to cover the grant of options under Section 6 and Deferred Fee Options, the available shares shall be first allocated to the Stock Options under Section 5 and then ratably among the Nonemployee Directors eligible and receive a Deferred Fee Option based on their relative deferred fees.

         6.2 Price. The purchase price per share of Common Stock for the shares to be purchased pursuant to the exercise of any Deferred Fee Option shall be 33-1/3% of the Fair Market Value of a share of Common Stock on the date of grant.

         6.3 Number of Option Shares. The number of shares of Common Stock subject to a Deferred Fee Option shall be determined pursuant to the following formula (rounded down to the nearest whole number):

                  X = A / (B x 66-2/3%), where
                  X is the number of option shares,
                  A is the maximum amount of the Director's Fees subject to the Nonemployee Director's deferral election, and
                  B is the fair market value per share of Common Stock on the option grant date.
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         6.4 Vesting.  Each Deferred Fee Option shall vest (become  exercisable)
in installments on each date that Directors' Fees would have been payable in cash had no deferral election been in effect under this Section 6 with respect to the number of shares equal to (1) the aggregate shares subject to the Deferred Fee Option multiplied by (2) the fraction obtained where the numerator is the cash Directors' Fees that the Nonemployee Director otherwise would have received on such date and the denominator is the aggregate Directors' Fees that the Nonemployee Director would have received in cash absent a deferral election following the date of grant until the next Annual Meeting of Stockholders. Each Deferred Fee Option shall be fully vested and exercisable immediately prior to the consummation of a Change in Control. Solely for purposes of calculating the vested percentage of a Deferred Fee Option, a Nonemployee Director who dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) while a director shall be deemed to have earned, as of the date of his or her death or disability, the maximum Directors' Fees that he or she could have earned until the next Annual Meeting of Stockholders.

         To the extent a Deferred Fee Option is not vested on the day of the next Annual Meeting of Stockholders following the date of grant, the Deferred Fee Option shall be forfeited and the shares of Company common stock underlying such Deferred Fee Option shall again be made subject to Stock Options under the Plan.

         6.5 Termination of Director Status Before Exercise. If a Participant's term as a director for the Company shall terminate for any reason, any Stock Option then held by the Participant, to the extent then exercisable, shall remain exercisable after the termination of his director status for a period of three years (but in no event beyond six years from the date of grant of the Deferred Fee Option). If the Deferred Fee Option is not exercised during the applicable period, it shall be deemed to have been forfeited and of no further force or effect.

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7.       SHARES OF COMMON STOCK SUBJECT TO THE PLAN

         7.1 Maximum Number. The maximum aggregate number of shares of Common Stock that may be made subject to Stock Options shall be 470,000 authorized but unissued shares. If any shares of Common Stock subject to Stock Options are not purchased or otherwise paid for before such Stock Options expire, such shares may again be made subject to Stock Options hereunder.

         7.2 Capital Changes. In the event any changes are made to the shares of Common Stock (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend in excess of ten percent (10%) at any single time, stock split, combination of shares, exchange of shares, change in corporate structure or otherwise), appropriate adjustments shall be made in: (i) the number of shares of Common Stock theretofore made subject to Stock Options, and in the purchase price of said shares; and (ii) the aggregate number of shares  which may be made  subject  to Stock  Options.  If any of the  foregoing adjustments shall result in a fractional share, the fraction shall be disregarded, and the Company shall have no obligation to make any cash or other payment with respect to such a fractional share.

8.       NO EFFECT UPON STOCKHOLDER RIGHTS.

         Nothing in this Plan shall interfere in any way with the right of the stockholders of the Company to remove the Participant from the Board pursuant to the Delaware General Corporation Law and the Company's Restated Certificate of Incorporation and Bylaws.

9.       NO RIGHTS AS A STOCKHOLDER.

         A Participant shall have no rights as a stockholder with respect to any shares of Common Stock subject to a Stock Option. Except as provided in Section 7.2, no adjustment shall be made in the number of shares of Common Stock issued to a Participant, or in any other rights of the Participant upon exercise of a Stock Option, by reason of any dividend, distribution or other right granted to stockholders for which the record date is prior to the date of exercise of the Participant's Stock Option.


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10.      ASSIGNABILITY.

         No Stock Option granted under this Plan, nor any other rights acquired by a Participant under this Plan, shall be assignable or transferable by a Participant, other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code, Title I of the Employment Retirement Income Security Act ("ERISA"), or the rules thereunder. In the event of the Participant's death, the Stock Option may be exercised by the Personal Representative of the Participant's estate or, if no Personal Representative has been appointed, by the successor or successors in interest determined under the Participant's will or under the applicable laws of descent and distribution.

11.      MERGER OR LIQUIDATION OF THE COMPANY.

         If the Company or its stockholders enter into an agreement to dispose of all, or substantially all, of the assets or outstanding capital stock of the Company by means of a sale or liquidation, or a merger or reorganization in which the Company is not the surviving corporation, the Committee shall have the power and discretion to prescribe the terms and conditions for the exercise of, or modification of, the Stock Options granted hereunder. By way of illustration, and not by way of limitation, the Committee may provide that such Stock Options will be exchanged or converted into options to acquire securities of the surviving or acquiring corporation, or may provide for a payment or distribution in respect of outstanding Stock Options (or the portion thereof that is currently exercisable) in cancellation thereof. The Committee may provide that Stock Options or other rights granted hereunder must be exercised in connection with the closing of such transaction, and that if not so exercised such Options will expire. The provisions of this Section 11 shall not apply to any transaction undertaken for the purpose of reincorporating the Company under the laws of another jurisdiction, if such transaction does not materially affect the beneficial ownership of the Company's capital stock.

12.      AMENDMENT.

         The Board may from time to time alter, amend, suspend or discontinue the Plan, including, where applicable, any modifications or amendments as it shall deem advisable in order to conform to any regulation or to change in any law or regulation applicable thereto; provided, however, that no such action shall adversely affect the rights and obligations with respect to Stock Options at any time outstanding under the Plan; and provided further that no such action shall be taken without the approval of the stockholders of the Company where such approval is required to conform to Nasdaq or stock exchange listing requirements.


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13.      REGISTRATION OF OPTIONED SHARES.

         No shares of Common Stock will be issuable upon exercise of Stock Options unless the issuance of such shares is pursuant to an applicable effective registration statement under the Securities Act of 1933, as amended (the "Act"), or unless, in the opinion of counsel to the Company, the issuance of such shares would be exempt from the registration requirements of the Act and from the registration or qualification requirements of applicable state securities laws.

14.      BROKERAGE ARRANGEMENTS.

         The Committee, in its discretion, may enter into arrangements with one or more banks, brokers or other financial institutions to facilitate the disposition of shares acquired upon exercise of Stock Options including, without limitation, arrangements for the simultaneous exercise of Stock Options and sale of the shares acquired upon such exercise.

15.      NONEXCLUSIVITY OF THE PLAN.

         Neither the adoption of the Plan by the Board nor the submission of the Plan to stockholders of the Company for approval shall be construed as creating any limitations on the power or authority of the Board to adopt such other or additional compensation arrangements of whatever nature as the Board may deem necessary or desirable or preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to Nonemployee Directors, which the Company now has lawfully put into effect.

16.      EFFECTIVE DATE.

         This amendment and restatement of the Plan shall be effective on the date established by the Board; provided that this amendment and restatement of the Plan is subject to the condition subsequent that the Plan is approved by the stockholders of the Company. In the event that the stockholders of the Company do not approve the amendment and restatement of the Plan at the 1997 Annual Meeting of Stockholders, then (i) the increase in the number of shares reserved for issuance hereunder shall be void and (ii) any Nonemployee Director's election to defer Directors' Fees hereunder shall be void, and such deferred Directors' Fees shall be paid in cash to such Nonemployee Director as soon as reasonably practicable following the 1997 Annual Meeting of Stockholders.